AMENDMENT TO DIRECTOR AGREEMENT

THIS AMENDMENT, dated as of July 16, 2010 (the “Amendment”), is being made to that certain Board of Directors Agreement (the “Director Agreement”), dated October 27, 2008, by and between Apollo Medical Holdings, Inc., a Delaware corporation (the “Corporation”) and Suresh Nihalani (“Mr. Nihalani”). Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Director Agreement.

WHEREAS, pursuant to the Director Agreement, Mr. Nihalani was to receive in exchange for his services as a director 400,000 shares of common stock (“Common Stock”) of the Corporation, which was to be held in escrow until released by the Corporation in 36 equal monthly installments.

WHEREAS, in lieu of such arrangement, the Corporation has been issuing shares of Common Stock to Mr. Nihalani in an amount equal to 1/36 of 400,000 on a monthly basis, and Mr. Nihalani has agreed to such arrangement.

WHEREAS, to date, Mr. Nihalani has been issued 188,887 shares of Common Stock pursuant to these issuances.

WHEREAS, the Corporation and Mr. Nihalani wish to modify the manner in which Mr. Nihalani will be receiving shares on a going forward basis.

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, Apollo and Mr. Nihalani hereby agree as follows:

1. Amendment to Restricted Stock Award. “Section B. Equity Compensation” shall be amended and restated as follows:

Issued Shares. Mr. Nihalani and the Corporation hereby acknowledge and agree that as of the date hereof, 188,887 shares of Common Stock have been issued to Mr. Nihalani pursuant to the Director Agreement.

Purchase of Shares. Mr. Nihalani hereby purchases, and the Corporation hereby sells to Mr. Nihalani, 211,113 shares of Common Stock (the “Purchased Shares”) at a purchase price of $0.001 per share (the “Purchase Price”). Concurrently with the execution of this Agreement, Mr. Nihalani shall pay the Purchase Price for the Purchased Shares in cash.

Restricted Securities. Mr. Nihalani hereby confirms that he has been informed that the Purchased Shares are restricted securities under the Securities Act of 1933 (the “1933 Act”) and may not be resold or transferred unless the Purchased Shares are first registered under the federal securities laws or unless an exemption from such registration is available. Accordingly, Mr. Nihalani hereby acknowledges that he is prepared to hold the Purchased Shares for an indefinite period and that Mr. Nihalani is aware that Rule 144 of the Securities and Exchange Commission issued under the 1933 Act is not presently available to exempt the sale of the Purchased Shares from the registration requirements of the 1933 Act. Prior to his acquisition of the Purchased Shares, Mr. Nihalani acquired sufficient information about the Corporation to reach an informed knowledgeable decision to acquire the Purchased Shares. Mr. Nihalani has such knowledge and experience in financial and business matters as to make Mr. Nihalani capable of utilizing said information to evaluate the risks of the prospective investment and to make an informed investment decision. Mr. Nihalani is able to bear the economic risk of Mr. Nihalani’s investment in the Purchased Stock.

Disposition of Shares. Mr. Nihalani hereby agrees that he shall make no disposition of the Purchased Shares (other than a permitted transfer as described below) unless and until he shall have notified the Corporation of the proposed disposition and, if requested by the Corporation, Mr. Nihalani shall have provided the Corporation an opinion of counsel in form and substance satisfactory to the Corporation, that (i) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (ii) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or of any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

The Corporation shall not be required (i) to transfer on its books any Purchased Shares that have been sold or transferred in violation of the provisions of this section or (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Purchased Shares have been transferred in contravention of the Directors Agreement, including this Amendment.

Restrictive Legends. In order to reflect the restrictions on disposition of the Purchased Shares, the stock certificates for the Purchased Shares will be endorsed with restrictive legends, including one or both of the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SUCH ACT, OR (II) AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR OFFER.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN BOARD OF DIRECTORS AGREEMENT, AS AMENDED, INCLUDING A REPURCHASE RIGHT, AND SUCH AGREEMENT IS ON FILE AT THE CORPORTATION’S PRINCIPAL OFFICE AND MAY BE INSPECTED DURING NORMAL BUSINESS HOURS.”

If required by the authorities of any state in connection with the issuance of the Purchased Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

Mr. Nihalani Rights. Until such time as the Corporation actually exercises its Repurchase Rights under this Amendment, Mr. Nihalani (or any successor in interest) shall have all the rights of a shareholder (including voting and dividend rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions set forth below.

Section 83(b) Election. Mr. Nihalani understands that under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the difference between the Purchase Price paid for the Purchased Shares and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. For this purpose, the term “forfeiture restrictions” includes the right of the Corporation to repurchase the Purchased Shares pursuant to its Repurchase Right under this Amendment. Mr. Nihalani understands that he may elect to be taxed at the time the Purchased Shares are acquired hereunder to the extent the fair market value of the Purchased Shares exceeds the Purchase Price rather than when and as such Purchased Shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the I.R.S. within thirty (30) days after the date of purchase hereunder. If the fair market value of the Purchased Shares at the date of purchase equals (or is less than) the Purchase Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. The form for making this election is attached as Exhibit A hereto. Mr. Nihalani understands that failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by Mr. Nihalani (in the event the fair market value of the Purchased Shares increases after the date of purchase) as the forfeiture restrictions lapse. MR. NIHALANI IS URGED TO SEEK ADVICE FROM HIS TAX ADVISOR AS TO WHETHER OR NOT TO MAKE A SECTION 83(b) ELECTION AND THE RAMIFICATIONS OF MAKING SUCH AN ELECTION. IN PROVIDING THE FORM ATTACHED AS EXHIBIT A, THE COMPANY MAKES NO REPRESENTATIONS AS TO WHETHER THE SECTION 83(b) ELECTION SHOULD BE MADE BY EMPLOYEE. MR. NIHALANI ACKNOWLEDGES THAT IT IS HIS SOLE RESPONSIBILITY, AND NOT THE CORPORATION’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF HE REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS BEHALF.

Transfer Restrictions. Mr. Nihalani shall not transfer, assign, encumber, or otherwise dispose of any of the Purchased Shares that are subject to the Corporation’s Repurchase Right. Such restrictions on transfer, however, shall not be applicable to a transfer of title to the Purchased Shares effected pursuant to Mr. Nihalani’s will or the laws of intestate succession provided that the transferee, as a condition precedent to the validity of such transfer, acknowledges in writing to the Corporation that such transferee is bound by the provisions of this Amendment and that the transferred shares are subject to the Corporation’s Repurchase Right granted hereunder, to the same extent such shares would be so subject if retained by Mr. Nihalani.

Grant of Repurchase Right. The Corporation is hereby granted the right (the “Repurchase Right”), at any time during the sixty (60) day period following the first date that Mr. Nihalani is no longer a director of the Corporation (the “Repurchase Date”), to elect to repurchase all or (at the discretion of the Corporation) any portion of the Purchased Shares in which Mr. Nihalani has not acquired a vested interest in accordance with the vesting provisions set forth below (such shares to be hereinafter called the “Unvested Shares”) at a purchase price of $.001 per share.

Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to Mr. Nihalani prior to the expiration of the sixty (60) day period following the Repurchase Date. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of notice. The Corporation shall, concurrently with the receipt of such stock certificates from Mr. Nihalani, pay to Mr. Nihalani in cash or cash equivalents, an amount equal to the Purchase Price with respect to the Unvested Shares that are to be repurchased.

Vesting of Purchased Shares; Termination of the Repurchase Right. Notwithstanding any other provision in this Agreement to the contrary, the Corporation’s Repurchase Right shall terminate, and the Purchased Shares shall become fully vested, with respect to 400,000/36 of the Purchased Shares on the last day of each month (each, a “Vesting Date”), starting on July 31, 2010 and ending on November 30, 2011, provided that Mr. Nihalani continuously serves as director through that Vesting Date. If any installment includes a fraction of a share, the fraction shall be carried forward and added to subsequent installments. The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not exercised within 60 days of the Repurchase Date.

Additional Shares or Substituted Securities. In the event of any stock dividend, stock split, recapitalization or other change affecting the Corporation’s outstanding common stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Purchased Shares shall be immediately subject to the Repurchase Right, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Purchased Shares subject to the Repurchase Right hereunder and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Corporation’s capital structure; provided, however, that the aggregate purchase price to be paid by the Corporation pursuant to the Repurchase Right shall remain the same.

Cancellation of Shares. If the Corporation (or its assignees) shall make available, at the time and place and in the amount and form provided in this Amendment, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Amendment), and such shares shall be deemed purchased in accordance with the applicable provisions hereof and the Corporation (or its assignees) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Amendment.

2.          Amendment to Indemnification Agreement. Exhibit B to the Director Agreement, the Indemnification Agreement, shall be amended and restated as set forth in Exhibit B hereto.

3.          Merger Agreement in Full Force and Effect. Except as set forth herein, the Merger Agreement shall remain in full force and effect.

4.          Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original agreement, but all such counterparts together shall constitute but one agreement. Facsimile or PDF counterpart signatures to this Amendment shall be acceptable.

5.          Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly therein.

6.          Severability. Should any provision of this Amendment be held invalid or illegal, such provision shall not give rise to invalidate the Amendment but shall be construed as if to omit any invalid or illegal part, and all remaining rights and obligations of the parties shall be construed and enforced accordingly.

7.          California Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

APOLLO MEDICAL HOLDINGS, INC.
A Delaware Corporation

By: /S/ Warren Hosseinion, M.D.
Title: Chief Executive Officer

By: /S/ Suresh Nihalani
Title: Director

Exhibit A

ELECTION UNDER SECTION 83(b) OF

THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1. The name, address and social security number of the undersigned:

Name: Suresh Nihalani

Address: ________________________________

________________________________________

Social Security No.  ________________________

2. Description of property with respect to which the election is being made:

211,113 shares of common stock of Apollo Medical Holdings, Inc. (the “Company”).

3. The date on which the property was transferred is July 25, 2010.

4. The taxable year to which this election relates is calendar year 2010.

5. Nature of restrictions to which the property is subject:

The shares of stock are subject to the provisions of a Restricted Stock Agreement between the undersigned and the Company. The shares of stock are subject to forfeiture under the terms of the Agreement.

6. The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $ .085 per share, for a total of $ 17,945.

7. The amount paid by taxpayer for the property was nothing.

8. A copy of this statement has been furnished to the Company.

Dated:

Taxpayer’s Signature

Taxpayer’s Spouse’s Signature

PROCEDURES FOR MAKING ELECTION

UNDER INTERNAL REVENUE CODE SECTION 83(b)

The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:

A.           You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Date of Award of your Restricted Stock.

B.           At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

C.           You must file another copy of the election form with your federal income tax return (generally, Form 1040) when it is filed for the taxable year in which the stock is transferred to you. It is suggested that a copy also be attached to your state income tax return.

Exhibit B

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of this 16th day of July, 2010, by and between Apollo Medical Holdings, Inc., a Delaware corporation (the “Company”), and Suresh Nihalani (“Indemnitee”), with reference to the following facts:

A.           Indemnitee is a director of the Company.

B.           The Company recognizes that the vagaries of public policy and the interpretation of ambiguous statutes, regulations and court opinions are too uncertain to provide the Company’s officers and directors with adequate or reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they may become personally exposed as a result of performing their duties in good faith as an Agent (as defined below) for the Company Group (as defined below).

C.           The Company recognizes that the cost to a director or officer of defending against lawsuits resulting from the performance of his or her duties in good faith for the Company Group, whether or not meritorious, is typically beyond the financial resources of most officers and directors of the Company.

D.           The Company recognizes that the legal risks and potential liabilities, and the very threat thereof, associated with lawsuits filed against the officers and directors of the Company Group, and the resultant substantial time, expense, harassment and anxiety spent and endured in defending against such lawsuits, bears no reasonable or logical relationship to the amount of compensation received by such officers and directors, and thus poses a significant deterrent to and results in increased reluctance on the part of experienced and capable individuals to serve as an Agent of the Company Group.

E.           In order to induce and encourage highly experienced and capable persons such as Indemnitee to serve as an Agent of the Company Group, secure in the knowledge that certain expenses, costs and liabilities incurred by them in their defense of such litigation will be borne by the Company and that they will receive the maximum protection against such risks and liabilities as may be afforded by law, the Board (as defined below) has determined that entering into this Agreement with Indemnitee is not only reasonable and prudent but necessary to promote and ensure the best interests of the Company and the Company’s shareholders.

F.           The Company and Indemnitee desire that the indemnification rights provided by this Agreement shall be supplemental to, and shall not supersede or replace, any indemnification rights which may be provided by other sources, including without limitation any indemnification which may be provided by the Company pursuant to its bylaws, by contract or by applicable law.

NOW, THEREFORE, with reference to the foregoing facts, the Company and Indemnitee hereby agree as follows:

Agreement to Serve. Indemnitee agrees to serve and/or continue to serve as a director and/or officer of one or more members of the Company Group in the same capacity or capacities in which Indemnitee is serving on the date hereof for at least 10 days from the date hereof; provided, however, that nothing contained in this Agreement is intended to or shall create any obligation of any member of the Company Group to continue to retain Indemnitee as an Agent or to maintain Indemnitee as a director during such period.

Definitions.

The following terms shall have the meanings set forth below:

“Action” shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

“Agent” shall mean, with respect to Indemnitee, Indemnitee in his or her capacity as an officer, director, employee or agent of the Company Group and in his or her capacity as an officer, director, employee or agent of any other Entity for which he or she is serving in such capacity or capacities as the request of the Company. For purposes of this Agreement, if Indemnitee provides service as an officer, director, employee or agent of any Entity controlled by the Company or any employee benefit plan of the Company, then Indemnitee shall be deemed to serve at the request of the Company.

“Board” shall mean the Board of Directors of the Company.

“Company Group” shall mean the Company, each subsidiary and parent of the Company, and any successor, resulting or surviving corporation of the Company or any subsidiary or parent of such successor, resulting or surviving corporation.

For purposes of this Agreement, references to the “Company Group” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Agents, so that if Indemnitee is or was an Agent of such constituent corporation, or is or was serving at the request of such constituent corporation as an Agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

“Entity” shall mean any corporation, limited liability company, partnership, joint venture, trust or other enterprise, and employee benefit plan.

“Expenses” shall include costs and expenses, including without limitation attorneys’ fees.

“Fines” shall include, in addition to fines, any excise taxes assessed on Indemnitee with respect to an employee benefit plan.

For purposes of this Agreement, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “in the best interests of the Company” as referred to in this Agreement.

Indemnification.

Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any Action (other than an Action by or in the right of the Company) by reason of the fact that Indemnitee is or was an Agent against Expenses, judgments, Fines, settlements and other amounts actually and reasonably incurred by Indemnitee in connection with such Action if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company and its shareholders and, with respect to any criminal Action, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any Action by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in the best interest of the Company, or with respect to any criminal Action, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

Proceedings By or in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any Action by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was an Agent against Expenses actually and reasonably incurred by Indemnitee in defense or settlement of the Action if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company and its shareholders.

Mandatory Payment of Expenses. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any Action referred to in Section 3.1 or 3.2 or the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by Indemnitee in connection therewith.

Approval for Settlements. The Company shall not be obligated to indemnify Indemnitee for any settlements entered into by Indemnitee with respect to any Action unless the Company approves such settlement or the Company unreasonably withholds such approval following not less than 10 days prior written notice of the proposed settlement.

Expenses; Indemnification Procedure.

Advancement of Expenses. The Company shall advance all Expenses actually and reasonably incurred by Indemnitee in connection with the investigation, defense, or appeal of any Action referenced in Section 3 hereof. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby.

Notice to Company by Indemnitee. Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which such indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the executive offices of the Company (unless Indemnitee is the Chief Executive Officer, in which the notice shall be addressed to the Board of Directors and to the next most senior officer of the Company). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

Procedure. The Company agrees to provide any indemnification and advances required under this Agreement no later than 30 days after receipt of the written request of Indemnitee. If a claim for indemnification or advance under this Agreement is not paid in full by the Company within 30 days after a written request for payment therefor has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any Action in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under the applicable law for the Company to indemnify Indemnitee, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 4.1 unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the intention of the parties that if the Company contests Indemnitee’s right to indemnification under this Agreement or applicable law, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its officers, Board, any committee or subgroup of its Board, independent legal counsel or its shareholders) to have made a determination that indemnification of Indemnitee is or is not proper in the circumstances because Indemnitee has or has not met the applicable standard of conduct required by this Agreement or by applicable law, nor an actual determination by the Company (including its officers, Board, any committee or subgroup of its Board, independent legal counsel or its shareholders) that Indemnitee has or has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 4 hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

Selection of Counsel. If the Company shall be obligated under Section 3 or 4 hereof to indemnify Indemnitee or advance Expenses to Indemnitee in connection with any Action, the Company shall be entitled to assume the defense of such Action, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Action, provided that (a) Indemnitee shall have the right to employ separate counsel in any such Action at Indemnitee’s expense; and (b) if (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such Action, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

Effect of Change in Law. Notwithstanding any other provision of this Agreement, in the event of any change in any applicable law, statute or rule which narrows the right of the Company to indemnify Indemnitee, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its Bylaws, any other agreement, any vote of shareholders or disinterested directors, applicable law, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee from any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of the Action.

Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, Fines, settlements and other amounts actually or reasonably incurred by Indemnitee in the investigation, defense, appeal or settlement of any Action, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, settlements, Fines and other amounts to which Indemnitee is entitled.

Mutual Acknowledgement re Submission of Claims to Court. Both the Company and Indemnitee acknowledge that in certain instances, Federal or state law, regulation or applicable public policy may require the Company to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under law or public policy to indemnify Indemnitee. For example, in connection with any public offering of the Company’s securities, the Company will have to make such undertaking to the Securities and Exchange Commission. Indemnitee acknowledges and agrees that the Company will not be in breach of this Agreement for any such submission.

Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to law, regulation or court order, to perform its obligations under this Agreement shall be severable as provided in this Section 7. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this entire Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to Actions initiated or brought voluntarily by Indemnitee and not by way of defense unless the Company has approved the initiation or bringing of such Action in writing; or

Lack of Good Faith. To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any Action initiated by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Action was not made in good faith or was frivolous; or

No Duplication of Payments. To make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, the Certificate of Incorporation or Bylaws of the Company, contract or otherwise) of the amounts otherwise indemnifiable hereunder. If the Company makes any indemnification payment to Indemnitee in connection with any claim made against Indemnitee and Indemnitee has already received or thereafter receives payments in connection with the same claim, then Indemnitee shall reimburse the Company in an amount equal to the lesser of (a) the amount of the payment otherwise received by Indemnitee and (b) the full amount of the indemnification payment made by the Company.

Violation of Law. To indemnify or advance Expenses if such indemnification would be a violation of applicable law or regulation.

Breach of Employment Agreement. To indemnify or advance Expenses in connection with any claim by any member of the Company Group for any breach by Indemnitee of any employment agreement.

Insured Claims. For expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance or other policy of insurance maintained by the Company.

Unlawful Claims. In any manner which is contrary to public policy or which a court of competent jurisdiction has finally determined to be unlawful.

Failure to Settle Action. For liabilities in excess of the total amount at which settlement reasonably could have been made, or for any cost and/or expenses incurred by Indemnitee following the time such settlement reasonably could have been effected, if Indemnitee shall have unreasonably delayed, refused or failed to enter into a settlement of any Action (or investigation or appeal thereof) recommended in good faith, in writing, by the Company and which does not require the Indemnitee to admit liability or agree to any injunctive relief.

Directors and Officers Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the directors and officers of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all such policies of liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not an director of the Company but is an officer. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns.

Notices. All notices, requests, demands and other communications (collectively, “Notices”) given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission or by United States first class, registered or certified mail, postage prepaid, addressed to the party at the address set forth on the signature page of this Agreement. Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails. Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section.

Attorneys’ Fees. If any Action is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover as an element of its costs, and not its damages, reasonable attorneys’ fees to be fixed by the court. The prevailing party is the party who is entitled to recover the costs of its Action, whether or not such Action results in a final judgment. A party not entitled to recover its costs of suit may not recover attorneys’ fees. No sum for attorneys’ fees shall be counted in calculating the amount of a judgment for purposes of determining whether a party is entitled to recover its costs or attorneys’ fees.

The following alternative should be considered

If Indemnitee institutes an Action under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such Action, unless as a part of such Action, the court of competent jurisdiction determines that all of the material assertions made by Indemnitee as a basis for such Action were not made in good faith or were frivolous. In the event of an Action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such Action (including with respect to Indemnitee’s counterclaims and cross-claims made in such Action), unless as a part of such Action the court determines that all of Indemnitee’s material defenses to such Action were made in bad faith or were frivolous.

Consent to Jurisdiction. Each of the Company and Indemnitee irrevocably consents to the jurisdiction of the court of the State of California for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agrees that any action instituted under this Agreement shall be brought only in the state courts of the State of California, or in Federal courts located in such State.

Governing Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

/S/ Warren Hosseinion, M.D.

Its: Chief Executive Officer
Agreed to and accepted:

INDEMNITEE:

/S/ Suresh Nihalani